Coudert Brothers llp
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April 30, 2003                            asia/pacific
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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  205492

Ladies and Gentlemen:

     We have  acted as  counsel  to GAM Funds,  Inc.  (the  "Fund"),  a Maryland corporation registered as an investment company under the Investment Company Act of 1940, as amended (the "Act").  We are familiar with the  registration  of the
Fund under the Act (File No.  811-4062)  and the  registration  of the shares of
Common  Stock of each  series and class of the Fund,  par value  $.001 per share
(the  "Shares"),  under the Securities Act of 1933, as amended (the "1933 Act"), on Form N-1A (File No.  2-92136),  including  the  Prospectus  and  Statement of
Additional   Information  for  the  Fund,  as  amended  and  supplemented.   The
registration  statement  covering the Shares under the 1933 Act on Form N-1A, as amended,  is  hereinafter  referred to as the  "Registration  Statement" and the related  Prospectus  and Statement of Additional  Information of each series are hereinafter referred to collectively as the "Prospectus".

     We have  examined  and relied upon such  corporate  records of the Fund and such other  documents  and  certificates  of public  officials  and officers and representatives  of the Fund as we have  deemed  necessary  and  appropriate  to render the opinion expressed herein,  and we have relied solely upon the opinion of Venable LLP as to the laws of the State of Maryland,  a copy of which opinion is attached to this letter.

     On the basis of the  foregoing,  it is our  opinion  that the Shares of the
Fund  offered  for sale  pursuant  to the  Prospectus  are, to the extent of the number of Shares  authorized to be issued by the Fund, duly authorized and, when sold,  issued and paid for as  contemplated  by the  Prospectus,  will have been validly and legally issued and fully paid and nonassessable.

Securities and Exchange Commission
April 30, 2003

     Our opinion is limited to the law of the State of Maryland  (other than the securities or "blue sky" laws of Maryland) and the federal  securities  laws. We express no opinion as to the laws of any other jurisdiction.

     We consent to the filing of this opinion in  connection  with the filing of the Rule 24f-2  Notice  with  respect  to the  Shares for the fiscal  year ended
December 31, 2002, and as an exhibit to the Registration  Statement of the Fund, along with any amendments  thereto,  covering the  registration of the shares of the Fund under the Securities Act and the applications,  Registration Statements or  notice  filings,  and  amendments  thereto,  filed  in  accordance  with the securities  laws of the several  states in which shares of the Fund are offered, and we further consent to reference in the Registration Statement of the Fund to the fact  that  this  opinion  concerning  the  legality  of the  issue has been rendered by us. In giving  this  consent,  we do not  thereby  admit that we are experts  with  respect  to any part of the  Registration  Statement  within  the meaning  of the  term  "expert"  as  used  in the  1933  Act  or the  rules  and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ Coudert Brothers LLP